September 19, 2001
                                                           [ ] Employee's Copy
                                                           [X] Company's Copy

      ENGLISH LANGUAGE LEARNING & INSTRUCTION SYSTEM, INC.
                       EMPLOYMENT AGREEMENT

To Timothy Otto:

      This Agreement establishes the terms of your continued employment with English Language Learning & Instruction System, Inc., a Delaware corporation (the "Company").

Employment and Duties

You and the Company agree to your continuing employment as President and Chief Executive Officer on the terms contained below. In such position, you will report directly to the Company's Board of Directors (the "Board"). You agree to perform whatever duties the Board (the "Direct Report") may assign you from time to time. During your employment, you agree to devote your full business time, attention, and energies to performing those duties. You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement. You agree that the Board may change your title without your consent as long as it does not significantly diminish your duties through the change.

Term of Employment

Your employment under this Agreement begins as of September 19, 2001 (the "Effective Date"). Unless sooner terminated or later extended under this Agreement, your employment ends at 6:00 p.m. Eastern Time on the second anniversary of the Effective Date (the "Initial Term"). Unless, at least 120 days before the Initial Term (and any extensions) would otherwise expire (an "Expiration Date"), either you or the Company has notified the other of an intent to terminate this Agreement as of the next Expiration Date, the Term will automatically extend until each succeeding second anniversary of the Effective Date following such Expiration Date. (As an example, absent earlier termination, the Initial Term would end on September 19, 2003, the first extension would end on September 19, 2005, the second extension on September 19, 2007, etc.). The period running from the Effective Date to the end of your employment under this Agreement is the "Term."


ELLIS/Form of Employment Agreement

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Termination or expiration of this Agreement ends your employment under this
Agreement but does not end your obligation to comply with Exhibit A or the Company's obligation, if any, to make payments under the Payments on Termination and Severance provisions as specified below. If the Company continues to employ you after the Term (such as after a notice of nonrenewal), you will continue to be an at-will employee, but with no Severance, as provided under Expiration below.

Compensation

Salary -- The Company will pay you a monthly salary beginning on the Effective Date at the rate of not less than $12,500.00 in accordance with the Company's generally applicable payroll practices, which is equivalent on an annualized basis to $150,000.00 (the "Salary"). The Board will review your Salary annually and consider you for increases, which will be no less than five percent 5% annually.


Bonus -- The Company may pay a discretionary bonus payment in addition to the Salary. The Board will set Bonus targets for the years 2002 and beyond upon acceptance of the annual budget. The Board will award Bonuses paid for 2001 after completion of the year-end audited financial statements.

Employee Benefits -- While the Company employs you under this Agreement, the Company will provide you with the same benefits as the Company makes generally available from time to time to the Company's senior executives, as those benefits are amended or terminated from time to time. Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the Company's generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

Place of Employment

Your principal place of employment will be at such offices as the Company may establish from time to time and to which it assigns you in its sole discretion. You understand and agree that your employment will require travel from time to time.

Expenses

The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur in performing your duties for the Company under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Company.

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No Other Employment

While the Company employs you, you agree that you will not, without the Board's or your Direct Report's prior written consent, directly or indirectly, provide services for which you receive compensation to any other person or organization, nor will you otherwise engage in activities that would conflict or interfere significantly with your faithful performance of your duties as an employee of the Company. (This prohibition excludes any work performed at the Company's direction.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No Conflicts of Interest Section and the No Competition
Section in Exhibit A and is otherwise consistent with the policies and practices of the Company. You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

No Conflicts of Interest

You confirm that you have fully disclosed to the Company, to the best of your knowledge, all circumstances under which you, your spouse, your immediate relatives, and other persons who reside in your household have or may have a conflict of interest with the Company. You further agree to fully disclose to the Company any such circumstances that might arise during your employment upon your becoming aware of such circumstances. You agree to comply fully with the Company's policy and practices relating to conflicts of interest.


No Improper Payments

You will neither pay nor knowingly or negligently permit payment of any remuneration to or on behalf of any governmental official other than payments required or permitted by applicable law. You will comply fully with the Foreign Corrupt Practices Act of 1977, as amended. You will not, directly or indirectly, make or knowingly or negligently permit any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property, or services to obtain favorable treatment for business secured,



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         to pay for favorable treatment for business secured,

         to obtain special concessions or for special concessions already obtained, or in violation of any legal requirement, or

     establish or maintain any fund or asset related to the Company that is not recorded in the Company's books and records, or take any action that would violate (or would be part of a series of actions that would violate) any U.S. law relating to international trade or commerce, including those laws relating to trading with the enemy, export control, and boycotts of Israel or Israeli products.


Termination

The Company may terminate your employment or you may resign at any time in accordance with this section.

For Cause -- The Company may terminate your employment for "Cause" if  you:

     (i) commit a material breach of your obligations or agreements under this Agreement, including Exhibit A;

     (ii) commit an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise act with willful disregard for the Company's best interests;

     (iii) fail or refuse to perform any duties delegated to you that are consistent with the duties of similarly-situated senior executives or are otherwise required under this Agreement;

     (iv) seize a corporate opportunity for yourself instead of offering such opportunity to the Company if it is within the scope of the Company's or its subsidiaries' or parent's business; or

     (v) are convicted of or plead guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or, with respect to your employment, to any misdemeanor (other than a traffic violation) or, with respect to your employment, knowingly violate any federal or state securities or tax laws.


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Your termination for Cause will be effective immediately upon the Company's mailing or written transmission of notice of such termination. Before terminating your employment for Cause under clauses (i)-(iv) above, the Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause and, if the Board or your Direct Report reasonably considers the situation to be correctable, give you 30 days after you receive such notice to correct the situation (and thus avoid termination for Cause), unless the Company agrees to extend the time for correction. Before or during the 30 day period, either party may request mediation (under the procedure described in Exhibit B of this Agreement) to resolve any such disputes, and, if so requested, the parties agree to cooperate to arrange a prompt mediation. You agree that the Board or your Direct Report will have the discretion to determine whether your correction is sufficient, provided that this decision does not foreclose you from invoking the Dispute Resolution provisions of Exhibit B.

Without Cause

Subject to the provisions below under Payments on Termination and Severance, the Company may terminate your employment without Cause.

Disability

If you become "disabled" (as defined below), the Company may terminate your employment. You are "disabled" if you are unable, for more than 90 consecutive days, despite whatever reasonable accommodations the law requires, to render services to the Company because of physical or mental disability, incapacity, or illness. You are also disabled if you are found to be disabled within the meaning of the Company's long-term disability insurance coverage as then in effect (or would be so found if you applied for the coverage or benefits).

Without Good Reason

You may resign upon 60 days' prior written notice to the Company (unless the Board has, in writing, previously waived such notice or authorized a shorter notice period).

Death

If you die during the Term, the Term will end as of the date of your death.

Payments on Termination

Upon any termination of this Agreement, the Company will pay you any unpaid portion of your Salary pro-rated through the last day of the Term (and any annual bonuses already determined by such date but not yet paid unless your employment is terminated with Cause), reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to


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the extent consistent with the Company's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Severance paragraph or in your option agreements, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation.

Severance

In addition to the foregoing payments, if, before the next scheduled Expiration Date, the Company terminates your employment without Cause, the Company will pay you severance equal to your Salary, as then in effect, for 12 months on the same schedule as though you had remained employed during such period, even though you are no longer employed. In addition, the Company will pay you upon termination a cash amount equal to 12 months of the premiums it paid on your behalf for medical and health insurance coverage, with the premium rate determined as of the month preceding your termination.

If the Company gives notice that it intends to terminate this Agreement on any Expiration Date, the Company will pay you severance equal to your Salary, as then in effect, for 3 months on the same schedule as though you had remained employed during such period, even though you are no longer employed.

You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise, nor need you pay over to the Company amounts earned under subsequent employment; however, you agree to return any Severance payments if you fail to comply with Exhibit A. You agree that the Company's payment of Severance is conditioned on your providing a customary release of all claims relating to your employment, compensation, and termination and such other matters as the Company normally requests on termination.

Expiration

Expiration of this Agreement, whether because of notice of non renewal or otherwise, does not constitute termination without Cause nor provide you with Good Reason and does not entitle you to Severance.

Assignment

The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to


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     any of its affiliates or subsidiaries or

     to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or to which the Company transfers all or substantially all of its assets or that acquires all or substantially all of the stock or assets of the division or subsidiary to which you primarily provide services.

Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes. You agree that assignment or transfer does not by itself entitle you to Severance. This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board's or your Direct Report's prior written consent, you may not assign or delegate this Agreement or any rights, duties, obligations, or interests under it.

You specifically agree that the assignment will, unless the Company provides otherwise, include the restrictive covenants Of Exhibit A, including the noncompetition and nonsolicitation provisions.

Severability

If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver

Neither you nor the Company may modify or amend the terms of this Agreement other than by a written instrument signed by you and by another executive officer of the Company duly authorized by the Board. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding

The Company will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.


ELLIS/Employment Agreement                                             Page 7

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Third Party Beneficiary

You understand and agree that Camden Partners Incorporated is a third party beneficiary of this Agreement, which means that Camden Partners Incorporated may enforce this Agreement even though not a party to it.

Governing Law

The laws of the State of Utah (other than its conflict of laws provisions) govern this Agreement.

Notices

Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the other. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

Superseding Effect

This Agreement supersedes any prior oral or written employment, severance or fringe benefit agreements between you and the Company, other than with respect to your eligibility for generally applicable employee benefit plans, including, without limitation, the Employment Agreement between the Company and you dated as of December 31, 1999 (the "Original Employment Agreement"). This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements (including the Original Employment Agreement), and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder. Specifically, you agree that the Original Employment Agreement, including but not limited to Section 4(e) (providing a bonus on the sale of assets of the Company), is of no further force and effect.

Release of Claims

You, for yourself and your heirs, executors, administrators, representatives, and assigns, as a free and voluntary act, release and discharge the Company, Camden Partners Incorporated ("Camden") and any related entities including parent, divisions, subsidiaries, or affiliates of the Company or Camden, and their present, former, and future employees, officers, directors, stockholders, counsel, and anyone acting or purporting to act on

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behalf of any of them, from any and all debts, obligations, demands, claims, judgments or causes of action of any kind whatsoever, whether now known or unknown, in tort, in contract, by statute, or any other basis for compensatory, punitive or other damages, expenses, reimbursements or costs of any kind relating to any provisions of any predecessor version of this employment agreement, specifically including Section 4(e) of the Original Employment Agreement (providing a bonus on sale of the assets), provided that nothing in this release applies to any statutory claim that cannot be released in this manner.









ELLIS/Employment                                              Agreement Page 9

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If you accept the terms of this Agreement, please sign in the space indicated
below. We encourage you to consult with any advisors you choose to help you understand your obligations under this Agreement.

                      ENGLISH LANGUAGE LEARNING & INSTRUCTION SYSTEM, INC.
                      By: /s/ Kimber Jensen
                      Name: Kimber Jensen
                      Title: Exec. VP, COO


I accept and agree to the terms of employment set forth in this Agreement:

/s/ Timothy Otto
----------------------------
Timothy Otto
Dated: 9/19/01















ELLIS/Employment Agreement                                           Page 10

                            Exhibit A

     You agree to the provisions of this Exhibit A in consideration of your employment by the Company and salary and benefits under this Agreement. You acknowledge that you perform services for the Company in a position that allows you access to various trade secrets and confidential information belonging to the Company and its affiliates. You agree that the Company has a legitimate business interest in preserving its confidential information and business secrets from unauthorized disclosure, in protecting its goodwill, and in protecting is special investment in your extensive and specialized training. While the Company (or its successor or transferee) employs you and to the end of the Restricted Period (as defined below), you agree as follows:

No Competition

You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph. You further agree not to use, incorporate, or otherwise create any business organization or domain name using any name confusingly similar to "English Language Learning & Instruction System, Inc." or "ELLIS" or any other name under which the Company does business.


If, during the Restricted Period, you are offered and want to accept employment with an existing business or start a new business that engages in activities similar to the Company's, you will inform the Board or your Direct Report in writing of the identity of the business, your proposed duties with an existing business or the proposed business plan of your new business, and the proposed starting date of your employment or that new business. You will also inform any existing business of the terms of this Exhibit A. The Company will analyze the proposed employment or the creation of your new business and make a good faith determination as to whether it would threaten the Company's legitimate


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competitive interests. If the Company determines that the proposed employment or the creation of your new business would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment or the creation of your new business.

You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

You understand and agree that the rights and obligations set forth in this No Competition Section will continue and will survive through the Restricted Period.


Definitions

Competing -- Competing Business means any service or product of any person Business or organization other than the Company and its successors, assigns, or subsidiaries (collectively, the "Company Group") that competes with any service or product of the Company Group provided by any member of the Company Group during your employment or upon which or with which you have worked for the Company or the Company Group or about which you acquire knowledge while working for the Company or the Company Group. Competing Business includes any enterprise engaged in the development or marketing or sale of English as a second language software or products.

Market Area -- The Market Area consists of the United States. You agree that the Company provides goods and services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates throughout the Market Area.

Restricted Period -- For purposes of this Agreement, the Restricted Period begins on the Effective Date and ends at the first anniversary of the date your employment with the Company Group ends for any reason.

No Interference; No Solicitation

During the Restricted Period, you agree that you will not, directly or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally


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     solicit any person or entity who is, or was, within the 24 months preceding the end of your employment with the Company, a customer, prospect (with respect to which any member of the Company Group has incurred substantial costs or with which you have been involved), or client of the Company Group within the Market Area, with the 24 month period reduced to 12 months for prospects with which you have not been involved;

     hire away or endeavor to entice away from the Company Group any employee or any other person or entity whom the Company Group engages to perform services or supply products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

     hire any person whom the Company Group employs or employed within the prior 12 months.

Secrecy

Preserving Company Confidences -- Your employment with the Company under and before this Agreement has given and will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company or Company Group to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board's or your Direct Report's prior written consent), directly or indirectly, use, disclose, or publish, or knowingly or negligently permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

Preserving Others' Confidences -- You agree not to use in working for the Company Group and not to disclose to the Company Group any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind.


ELLIS/Employment Agreement                                            Page 13

You agree to inform the Company promptly in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

Confidential Information -- "Confidential Information" includes, without limitation, any information protected under the Uniform Trade Secrets Act and any information that the Company or the Company Group has not previously disclosed to the public or to the trade with respect to the Company's or the Company Group's present or future business, including its operations, services, products, research, inventions, invention disclosures, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, systems, trade secrets, copyrights, software, source code, object code, patent applications, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group, but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence. You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

Exclusive Property

You confirm that all Confidential Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your employment and all business records, business papers, and business documents you keep or create, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company's request at


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

any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment (including computers) and any Confidential Information or other materials (written or other-wise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

Copyrights, Discoveries, Inventions, and Patents

You agree that all records, in whatever media (including written works), documents, papers, notebooks, drawings, designs, and technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works you conceive, create, author, prepare derivative works from, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials, personnel, or Confidential Information in the course of your employment (whether or not during usual working hours), whether conceived, created, authored, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trademark, service mark, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines other-wise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author, inventor, creator, or facilitator (whether solely or jointly) of any such works and the right not to have any such copyrightable works subjected to derogatory treatment. You recognize any such works are "works for hire" for which the Company Group retains all rights, title, and interest to any underlying intellectual property rights, including copyright protections.


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You will promptly disclose, and hereby grant, and assign all rights, title, and interest in ownership to the Company (or other member of the Company Group, as specified by the Company) for its or their sole use and benefit any and all intellectual property, including all ideas, processes, inventions, invention disclosures, discoveries, improvements, technical information, trademarks, service marks, and copyrightable works (whether patentable or not) that you develop, acquire, conceive, reduce to practice, author, or prepare derivative works from (whether or not during usual working hours) while the Company or the Company Group employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all intellectual property, including utility and design patents, copyrights, and trademarks, or service marks, including any associated registrations, applications, renewals, extensions, continuations, continuations-in-part, divisions, or reissues thereof or any foreign equivalents thereof (such intellectual property and related rights being referred to collectively as "Protected Interests"), that may at any time be filed or granted for or upon any such intellectual property. In connection therewith:

     You will, without charge but at the Company's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any Protected Interests in the Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

     You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such Protected Interests, in the prosecution or defense of interferences that may be declared involving any such Protected Interests, and in any litigation in which the Company or the Company Group may be involved relating to any such Protected Interests. The Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the Company Group no longer employs you.

You and the Company agree that Exhibit C lists and briefly describes works, inventions, discoveries, proprietary information, patents and patent applications, and copyrighted or copyrightable works (including contemplated works) that the Company will not


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

contest are owned (or will be owned) by you or any entity to which you have assigned them. You agree that you have no ownership interest in any other such works or related patents or copyrights that relate in any way to the business of the Company or the Company Group.

To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information and copyrighted or copyrightable works, or other forms of intellectual property that have been or become incorporated in the work product you create for the Company Group, you agree that the Company (and/or, as the Company specifies, other members of the Company Group) will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license in such intellectual property, including the rights to make, use, sell, offer for sale, and sublicense (through multiple tiers), reproduce, prepare derivative works from, distribute copies of, publicly perform, or publicly display such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

This Copyrights, Discoveries, Inventions and Patents section does not apply to an invention that you conceived, developed, reduced to practice, or created entirely on your own time except for any invention that is, in whole or part, an "employment invention" because (a) you conceived, developed, reduced to practice, or created it (i) within the scope of your employment, (ii) on your employer's time, or (iii) with the aid, assistance, or use of the Company's property, equipment, facilities, supplies, or intellectual property, (b) it results from any work, services, or duties you performed for the Company, (c) it relates to the Company's industry or trade, or (d) it relates to the Company's current or demonstrably anticipated business research or development. You agree for this purposes of this paragraph that the Company includes any member of the Company Group for which you have provided services.

Maximum Limits

If any of the provisions of Exhibit A are ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.


ELLIS/Employment Agreement                                            Page 17

Injunctive Relief

Without limiting the remedies available to the Company, you acknowledge that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Company and Company Group for which there is no adequate remedy at law, and that it may not be possible to measure damages for such injuries precisely.

You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's or the Company Group's recovery of monetary damages and compensation. You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in this Exhibit A.




ELLIS Employment Agreement                                           Page 18

                            Exhibit B
                        Dispute Resolution

Mediation

If either party has a dispute or claim relating to this Agreement or their relationship and except as set forth in Alternatives, the parties must first seek to mediate the same before an impartial mediator the parties mutually designate, at the Company's expense (other than your attorneys' fees, ). Subject to the mediator's schedule, the mediation must occur within 45 days of either party's written demand. However, in an appropriate circumstance, a party may seek emergency equitable relief from a court of competent jurisdiction notwithstanding this obligation to mediate. The mediation will be in the Salt Lake City, UT metropolitan area.

Binding Arbitration

If the mediation reaches no solution or the parties agree to forgo mediation, the parties will promptly submit their disputes to binding arbitration before one or more arbitrators (collectively or singly, the "Arbitrator") the parties agree to select (or whom, absent agreement, a court of competent jurisdiction selects). The arbitration must follow applicable law related to arbitration proceedings and, where appropriate, the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will be in the Salt Lake City, UT metropolitan area.

Arbitration Principles

All statutes of limitations and substantive laws applicable to a court proceeding will apply to this proceeding. The Arbitrator will have the power to grant relief in equity as well as at law, to issue subpoenas duces tecum, to question witnesses, to consider affidavits (provided there is a fair opportunity to rebut the affidavits), to require briefs and written summaries of the material evidence, and to relax the rules of evidence and procedure, provided that the Arbitrator must not admit evidence it does not consider reliable. The Arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement. The parties agree (and the Arbitrator must agree) that all proceedings and decisions of the Arbitrator will be maintained in confidence, to the extent legally permissible, and not be made public by any party or the Arbitrator without the prior written consent of all parties to the arbitration, except as the law may otherwise require.

Discovery; Evidence; Presumptions

The parties have selected arbitration to expedite the resolution of disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The Arbitrator may permit reasonable discovery rights in preparation for the arbitration, provided that it should accelerate the scheduling of and


ELLIS/Employment Agreement                                            Page 19

responses to such discovery so as not to unreasonably delay the arbitration. Exhibits must be marked and left with the Arbitrator until it has rendered a decision. Either party may elect, at its expense, to record the proceedings by audiotape or stenographic recorder (but not by video). The Arbitrator may conclude that the applicable law of any foreign jurisdiction would be identical to that of Utah on the pertinent issue(s), absent a party's providing the Arbitrator with relevant authorities (and copying the opposing party) at least five business days before the arbitration hearing.

Nature of Award

The Arbitrator must render its award, to the extent feasible, within 30 days after the close of the hearing. The award must set forth the material findings of fact and legal conclusions supporting the award. The parties agree that it will be final, binding, and enforceable by any court of competent jurisdiction. Where necessary or appropriate to effectuate relief, the Arbitrator may issue equitable orders as part of or ancillary to the award. The Arbitrator may equitably allocate the costs and fees of the proceeding and may consider in doing so the relative fault of the parties.
The Arbitrator may award reasonable attorneys' fees to the prevailing party to the extent a court could have made such an award.

Appeal

The parties may appeal the award based on the grounds allowed by statute, as well as upon the ground that the award misapplies the law to the facts, provided that such appeal is filed within the applicable time limits law allows. If the award is appealed, the court may consider the ruling, evidence submitted during the arbitration, briefs, and arguments but must not try the case de novo. The parties will bear the costs and fees associated with the appeal in accordance with the arbitration award or, in the event of a successful appeal, in accordance with the court's final judgment.

Alternatives

This Dispute Resolution provision does not preclude a party from seeking equitable relief from a court (i) to prevent imminent or irreparable injury or (ii) pending arbitration, to preserve the last peaceable status quo, nor does it preclude the parties from agreeing to a less expensive and faster means of dispute resolution. It does not prevent the Company from immediately seeking in court an injunction or other remedy with respect to Exhibit A.


ELLIS/Employment Agreement                                            Page 20

                            Exhibit C

               Disclosure of Intellectual Property

                              [None]

























ELLIS/Employment Agreement                                            Page 21